Exhibit 99.1

May 14, 2026

Rocky Mountain Chocolate Factory Reports Preliminary Fourth Quarter and Fiscal Year 2026 Financial Results

DURANGO, Colo., May 14, 2026 (GLOBE NEWSWIRE) -- Rocky Mountain Chocolate Factory, Inc. (Nasdaq: RMCF) (the “Company”, “RMCF”, or “Rocky Mountain Chocolate Factory”), America’s ChocolatierTM today announced preliminary financial and operational results for its fourth quarter and fiscal year ended February 28, 2026.

Fourth Quarter and Fiscal Year 2026 Preliminary Financial Results

The following ranges are based on preliminary, unaudited estimates, and the Company expects to report final audited results within these ranges:

	4Q25	4Q26			∆% *	FY25	FY26			∆% *
Total Revenue ($M)	$8.9	$6.4	–	$7.4	(22%)	$29.6	$27.1	–	$28.1	(7%)
EBITDA ($M) **	$(2.5)	($2.1)	–	($3.1)	(4%)	$(4.7)	($1.6)	–	($2.6)	55%

*The percentages shown represent the year-over-year change calculated using the midpoint of the estimated ranges.

**Non-GAAP measure.

“While our fourth quarter results were below expectations, we continued to make meaningful progress executing the operational and strategic initiatives designed to improve profitability and position the business for sustainable long-term growth,” said Jeff Geygan, Interim CEO. “Over the past year, we implemented multiple pricing, operational and product mix adjustments that materially improved the underlying economics of the business moving closer to our long-term target range product gross margin.”

“During the quarter, we made the deliberate decision to reduce certain low or negative-margin Specialty Markets business, which negatively impacted revenue but supported stronger overall margin performance and improved product mix. Results were also impacted by temporary disruption associated with our e-commerce transition, disposal of packaging with outdated branding, and elevated professional fees related to ongoing litigation activities.”

“We continue to see encouraging performance trends across our retail footprint, particularly in newer-format and remodeled stores. Our Chicago State Street location is performing at an approximate $1 million annualized sales rate, while our Corpus Christi remodel generated an approximate 11% sales increase following reopening. We are also encouraged by early performance trends in Charleston and Concord Mills, and our recently acquired Nashville corporate store provides another opportunity to test merchandising, operational and customer engagement initiatives.”

“In parallel,” Geygan continued, “we are advancing multiple initiatives to strengthen customer engagement and support future growth across both franchise and company-owned channels. We expanded deployment of our upgraded POS platform, increased third-party delivery penetration and continued development of our loyalty and mobile app ecosystem, with the new app expected to launch late summer. At the same time, we remain focused on additional opportunities to optimize our cost structure and improve operating efficiency.”

“Looking ahead, development activity across the system is encouraging. We recently added a new six-store area development agreement, increasing committed future development to 40 locations over the next several years. We continue to advance new store opportunities in key growth markets, including Miami and Chicago, while preparing for upcoming openings in New Jersey, California and Houston International Airport.”

“Additionally, we are positioning for the rollout of an upcoming collaboration with Miraculous, the popular animated children’s series. This promotion will feature a limited-time caramel apple offering and immersive in-store merchandising designed to create a highly visual and engaging customer experience. We believe these initiatives reflect continued momentum in strengthening the Rocky Mountain Chocolate Factory brand and positioning the Company for improved long-term financial performance.”

*The financial information in this press release is preliminary, unaudited, based on currently available information, and subject to adjustment in the final financial statements to be filed with the Company’s Annual Report on Form 10-K for the twelve months ended February 28, 2026.

About Rocky Mountain Chocolate Factory, Inc.

Rocky Mountain Chocolate Factory, Inc. is a leading franchisor of premium chocolate and confectionary retail store concept. As America’s ChocolatierTM, the Company has been producing an extensive line of premium chocolates and other confectionery products, including gourmet caramel apples since 1981. Headquartered in Durango, Colorado, Rocky Mountain Chocolate Factory is ranked among Entrepreneur’s Franchise 500® for 2026. The Company and its franchisees and licensees operate over 250 Rocky Mountain Chocolate stores across the United States the Company's common stock is listed on the Nasdaq Global Market under the symbol "RMCF."

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated benefits of the company’s omnichannel strategy and multi-year transformation strategy, including the Company's corporate-operated store located in Nashville, Tennessee at Opry Mills, our new point-of-sale platform, the recently launched third-party delivery and catering service integration. Forward-looking statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties are described in the company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. The Company undertakes no obligation to update any forward-looking statements except as required by law.

Investor Contact

Sean Mansouri, CFA
Elevate IR

720-330-2829

RMCF@elevate-ir.com

Rocky Mountain Chocolate Factory, Inc. and Subsidiaries
Condensed Consolidated Computation of EBITDA
(In Thousands – Unaudited)
Three and Twelve Months Ended February 28, 2026

($ in Thousands USD)	4Q25	4Q26			FY25	FY26
Net Loss	$(2,895)	($2,700)	–	($3,700)	$(6,122)	($3,800)	–	($4,800)
Depreciation & Amortization	$209	$369			$950	$1,405
Interest	$196	$219			$454	$840
EBITDA	$(2,490)	($2,100)	–	($3,100)	$(4,718)	($1,600)	–	($2,600)

Source: Rocky Mountain Chocolate Factory, Inc.